Exhibit 99.2

Contact:	Donna M. Coughey
President and CEO
610-995-1700

Willow Financial Bancorp Declares Quarterly Dividend and
Announces Granting of Request for Continued Listing

WAYNE, PA. (February 11, 2008) -- Willow Financial Bancorp, Inc. (NASDAQ/Global Select Market: WFBC) announced today that the Company declared a $0.115 per share cash dividend payable on the shares of the Company’s common stock.  The cash dividend will be payable on February 29, 2008 to shareholders of record as of the close of business on February 22, 2008.

The Company also announced that on February 8, 2008 a NASDAQ Listing Qualifications Panel (the “Panel”) granted the Company’s request for continued listing on The NASDAQ Global Select Market notwithstanding that the Company is not currently in compliance with NASDAQ’s filing requirements as it has not yet filed its quarterly report on Form 10-Q for the period ended September 30, 2007.  The Company’s continued listing is subject to the Company on or before April 8, 2008 filing its Form 10-Q for the fiscal quarter ended September 30, 2007 and demonstrating compliance with all requirements for continued listing on the NASDAQ Stock Market.  The Panel also indicated that it will address a request for an exemption to file the December 31, 2007 Form 10-Q, if needed, upon the Company’s filing of its September 30, 2007 Form 10-Q.  The Company will be delayed in filing its quarterly report on Form 10-Q for the period ended December 31, 2007.

As previously announced on November 14, 2007, the Company determined that an out-of-balance condition of approximately $6 million existed in its financial statements at September 30, 2007.  The out-of-balance condition has prevented the Company from completing the subject quarterly reports.  Donna Coughey, President and CEO of Willow Financial Bancorp, Inc. commented:  “We have made significant progress in our review of certain general ledger accounts, with assistance from Jefferson Wells International, Inc. and PricewaterhouseCoopers LLP.  We are currently in the process of completing that review and determining the necessary reconciling entries.  The Bank remains well capitalized and we are pleased to announce  the declaration of our quarterly dividend and the Panel’s grant of our request for an exemption.”

About Willow Financial Bancorp

Willow Financial Bancorp, Inc. (NASDAQ Global Select Market: WFBC) is the holding company for Willow Financial Bank, a growing community bank in Southeastern Pennsylvania with $1.6 billion in assets.  With 29 convenient offices, Willow Financial Bank has a substantial community presence in Bucks, Chester, Montgomery, and Philadelphia counties – some of the fastest-growing communities in Pennsylvania.  The Bank provides a complete line of products and services, including: retail banking, business and commercial banking, cash management, wealth management and investments.  Our relentless focus on customer service caters to the distinctive needs of consumers and small business owners through sophisticated commercial clients and high net-worth individuals.  Willow Financial Bank was recognized as the “Best Neighborhood Bank” by Philadelphia Magazine in 2007.  Headquartered in Wayne, Pennsylvania, Willow Financial Bank has the team, the resources and the sophisticated products to compete with any bank in the region.  To see what WillPower is worth, visit www.willowfinancialbank.com or call 1-800-NEW WILLOW.

Forward Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding the Company’s plan to make an additional submission to the NASDAQ Listing Qualifications Panel and the Company’s ongoing review of certain general ledger accounts.  The forward-looking statements contained in this news release are based on management’s current expectations, and involve risks and uncertainties.  Actual results and future events could differ materially from those stated in such forward-looking statements due to various factors.  The factors that could cause actual results to differ materially include, but are not limited to, the response of the Panel to the Company’s additional submission; the results of the Company’s ongoing review of certain general ledger accounts; the timing and results of the independent audit firm’s review of account reconciliations and the financial impact of the reconciling items on the Company’s financial statements; the timing of filing the Company’s first and second quarter 10-Qs and any restatement of previously issued financial statements; and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission.  The forward-looking statements contained in this news release are made as of the date of this release, and the Company expressly disclaims any current intention to update its forward-looking statements to reflect future events or circumstances.